                                                                    Exhibit 12.1

RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                                         Pro forma
                                                                                                           12 mos.
                              9/30/92  9/30/93  12/31/93  12/31/94  12/31/95  12/31/96  6/30/96  6/30/97  8/30/97
                              -------------------------------------------------------------------------------------
Earnings to fixed charges       6.114   5.649     5.640     2.690     3.103     1.650    1.845    1.897    1.5637
                              =====================================================================================

Fixed charges:
   Interest expenses            1,192     750        30     3,379     3,958     8,303    3,513    5,885    14,261
   Interest capitalized             -     629       234       227     1,850     2,313    1,031    1,804       944
   Interest component of rent
   expense                         30      34        12       205       140       221       85      179       316
                              -------------------------------------------------------------------------------------
Total fixed charges             1,222   1,413       276     3,811     5,948    10,837    4,629    7,868    15,521
                              =====================================================================================

Earnings:
   Income before income taxes   6,247   7,199     1,500     6,646    14,331     9,287    4,925    8,828     9,603
   Add back fixed charges, less
   interest capitalized during
   the period                   1,222     784        42     3,584     4,098     8,524    3,598    6,604    14,577

   Add current period
   amortization of cap
   interest                         -       -        16        22        28        75       19       34        90
Total earnings                -------------------------------------------------------------------------------------
                                7,469   7,983     1,558    10,252    18,457    17,887    8,542   14,926    24,270
                              =====================================================================================


Interest component of rent expense:
   Rent expenses                   89     103        37       616       420       664      254      537       947
   Portion assumed to
   represent interest (per
   AA LLP)                       0.33    0.33      0.33      0.33      0.33      0.33     0.33     0.33      0.33
                              -------------------------------------------------------------------------------------
Interest component of rents        30      34        12       205       140       221       85      179       316
                              =====================================================================================

Amortization of capitalized interest:
   Interest capitalized             0     629       234       227     1,850     2,313    1,031    1,804
   Assumed depreciation
   (Cumulative capitalized
   interest/39 years)                       0     16.13     22.13     27.95     75.38    18.85    33.67     90.21
                              =====================================================================================

____________________________________________________________________________________________________________________________________
                                                       (I)      (II)     (III)   (I)-(II)+(III)
                                                      12 MOS    8 MOS    6 MOS       12 MOS
                                                     12/31/96  6/30/96  6/30/97     6/30/97
                                                ------------------------------------------------
CALCULATION OF PRO FORMA INCOME BEFORE TAXES:
   INCOME BEFORE TAXES                                  9,287    4,926    8,828      13,189
   ADD ACTUAL INTEREST EXPENSE                          8,303    3,513    5,885      10,675
   LESS PRO FORMA INTEREST EXPENSE                                                  (14,261)
   PRO FORMA INCOME BEFORE TAXES                                                   ---------
                                                                                      9,603
                                                                                   =========
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